Exhibit 99.1

Riot Platforms Reports Third Quarter 2026 Financial Results and Strategic Highlights

Executed a 15-year, 910 critical IT MW triple-net powered land lease with a leading Frontier AI Lab at Corsicana, representing approximately $28 billion in total contract value and approximately $1.8 billion in average annual rent over the initial term

Riot has now leased 1,151 MW of critical IT capacity, representing approximately $38 billion of long-term contracted revenue

Sold 20,264 bitcoin year-to-date for approximately $1.5 billion primarily to fund data center development; ended the quarter with $950.2 million in cash and bitcoin, and no equity raised in 2026

Quarterly revenue of $181.4 million, including $18.4 million of Data Center revenue

CASTLE ROCK, Colo., November 4, 2026 (GLOBE NEWSWIRE) - Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), a vertically-integrated industry leader in digital infrastructure, specializing in the development and operation of large-scale data centers, reported financial results for the three-month period ended September 30, 2026. The accompanying presentation materials are available on Riot’s website.

“Today, we are excited to announce the largest lease in Riot’s history: a 15-year triple-net powered land lease with a leading Frontier AI Lab for the entirety of our Corsicana campus, representing 910 megawatts of critical IT capacity and approximately $28 billion of contracted revenue over the initial term,” said Jason Les, CEO of Riot. “Together with our AMD contract and the lease signed with the same Frontier AI Lab at Rockdale earlier this year, Riot has contracted 1,151 megawatts and approximately $38 billion of data center revenue, which we expect will generate more than $2 billion of average annual net operating income at full deployment, firmly establishing Riot as a leading developer of large-scale digital infrastructure.

“The structure of this new lease matters as much as the scale. With total capital costs of approximately $6 million per IT megawatt, the Corsicana development will require about half the capital of a Tier 3 build while significantly limiting procurement, development, and ongoing operational risk to Riot. That lower capital requirement, combined with our strong balance sheet, means that we do not currently anticipate issuing equity to fund our announced projects.

“As these significant contracted cash flows come online, we will allocate our capital with discipline to whichever use creates the most value per share, whether that is our development pipeline or returning capital to shareholders.”

910 IT MW Powered Land Lease With a Leading Frontier AI Lab at Corsicana

Riot has signed a 15-year triple-net powered land lease with a leading Frontier AI Lab for the entirety of the Company's Corsicana campus, covering 910 MW of critical IT capacity on a contiguous 332-acre parcel.

Transaction highlights:

●	Capacity Leased: Leased the entirety of the Corsicana campus representing 910 MW of critical IT capacity.
●	Total Contract Value: Approximately $28 billion of total contract value and approximately $1.8 billion of average annual rent, including contractual escalators. Approximately $54 billion if both five-year extension options are exercised.
●	NOI Contribution: Estimated NOI margin of approximately 99% under the triple-net structure, or approximately $1.8 billion of average annual net operating income over the initial term.
●	Capital Requirement: $6 million per IT MW, or $5.5 billion overall, approximately half the capital intensity of a typical Tier 3 build, implying an unlevered yield on cost of approximately 33%. Riot will fund $2 million per IT MW for site work and electrical infrastructure, while the remaining $4 million per IT MW will be reimbursed to the tenant in phases, after each phase is delivered and paying rent.
●	Delivery Schedule: 400 MW in September 2027, 200 MW in January 2028 and 310 MW in July 2028, with rent on each phase commencing no later than 60 days after delivery of its powered pads.
●	Financing: Reimbursements to the tenant are expected to be funded with non-recourse project debt sized to contracted rent. If financing on comparable market terms is not available, the tenant will directly fund the reimbursements, which will be recovered as a credit against rent over the remaining lease term. Riot’s cash contribution is expected to be funded from existing liquidity, with no requirement to issue equity currently anticipated.

The lease is structured as a triple-net powered land lease, under which Riot delivers the land, the power infrastructure, and the powered pads, while continuing to own and maintain the high- and medium-voltage infrastructure that will serve them. The tenant will procure, install, own, and operate the modular compute deployment on the powered pads and will bear substantially all operating costs, including power costs as a pass-through. Rent is payable on the full 910 MW irrespective of utilization.

Third Quarter 2026 Financial and Operational Highlights

Key financial and operational highlights for the quarter include:

•	Total revenue of $181.4 million, as compared to $180.2 million for the same three-month period in 2025, a 1% increase year-over-year as growth in Data Center and Engineering revenue offset lower Bitcoin Mining revenue.
•	Data Center revenue of $18.4 million for the quarter, comprised of $7.7 million in base rent, $0.5 million in variable lease revenue, and $10.2 million in tenant fit-out reimbursement revenue, reflecting the first full quarter of the stabilized 25 MW delivered to AMD.
•	Bitcoin Mining revenue of $116.0 million for the quarter, as compared to $160.8 million for the same three-month period in 2025, primarily driven by a lower average bitcoin price of $70,855, as compared to $114,361 in the prior-year period, partially offset by a 16% increase in production.
•	Produced 1,637 bitcoin, as compared to 1,406 during the same three-month period in 2025.

•	The average cost to mine bitcoin, excluding depreciation, was $39,265 in the quarter, as compared to $46,324 per bitcoin in the same three-month period in 2025, driven by lower power costs and higher production, with $24.7 million of power curtailment credits, equivalent to $15,067 per bitcoin mined.
•	Engineering revenue of $47.0 million for the quarter, as compared to $19.1 million for the same three-month period in 2025, driven by strong third-party data center demand for custom electrical equipment.
•	Ended the quarter with $950.2 million in cash and bitcoin, including $748.2 million in cash, of which $79.2 million is restricted, and 2,418 bitcoin, equating to approximately $202.0 million based on the market price for one bitcoin on September 30, 2026 of $83,554. During the first nine months of 2026, the Company sold 20,264 bitcoin for proceeds of approximately $1.5 billion, primarily to fund data center development, and repaid in full and terminated its $200 million Coinbase credit facility, releasing all pledged bitcoin.

Conference Call

Riot will host a conference call on November 4, 2026 at 8:00 a.m. ET to discuss its financial results.

This conference call will be available through an audio-only webcast. Please use this link here to register. Participants who choose to dial into the call in the United States or internationally to ask questions, please use this toll-free number: +1 (800) 715-9871 or toll number: +1 (646) 307-1963. For both dial in numbers, the audience passcode is 1817052. A replay of the webcast will be available after the call ends, through this link.

About Riot Platforms, Inc.

Riot Platforms, Inc. (NASDAQ: RIOT) is a leading digital infrastructure company, specializing in the development and operation of large-scale data centers. The Company operates digital infrastructure and bitcoin mining facilities in central Texas and Kentucky, and engineering and fabrication facilities in Denver and Houston.

Riot’s vision is to be the world’s most trusted platform for powering and building the next digital world. Its mission is to empower the future of digital infrastructure by positively impacting the sectors, networks, and communities the Company touches.

For more information, visit Riot Platforms.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to: plans to develop data centers, projections, objectives, expectations, and intentions about future events; short-term and long-term business operations and objectives and financial needs; the Company’s data center leases at the Rockdale site and the Corsicana site; forecasted demand for energy at the sites; the Company’s expansion plans at the site; the Company’s anticipated financing plans, and the Company’s other plans, projections, objectives, expectations, and intentions more generally. These forward-looking statements are subject to a number of risks and uncertainties that may cause results, performance, or achievements to be materially different from those expressed or implied, including, without limitation: risks relating to the Company’s growth and developing the Company’s power capacity for data center purposes, including construction plans, delays, supply chain issues, permitting or regulatory hurdles, and unforeseen technical challenges; the anticipated demand for large data centers; changes in leasing arrangements; risks relating to the financing of new data centers; future economic conditions, performance, or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; our ability to maximize the value of our full power portfolio; the number and value of bitcoin rewards and transaction fees we earn from our ongoing Bitcoin Mining operations; future self-mining hash rate capacity; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; unaudited estimates of bitcoin production; risks related to the success, schedule, cost and difficulty of integrating businesses we acquire; and our failure to realize anticipated efficiencies and strategic and financial benefits from our acquisitions. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Additional Information and Communications

For important news and information regarding the Company, including presentations and other news and events, visit the Investor Relations section of the Company’s website, riotplatforms.com/investors, and the Company’s social media accounts, including on X and LinkedIn.

Contacts:

Investor Contact:
Joshua Kane
IR@Riotplatforms.com

Media Contact:
Becca Rincon
PR@Riotplatforms.com

Non-U.S. GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a performance measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities fair value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We believe Adjusted EBITDA can be an important financial performance measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered a substitute for, or superior to, net income, the most comparable measure under GAAP to Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted net income per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this financial measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (loss)	$4,034	$104,480	$(733,613)	$27,567
Interest income	(5,622)	(3,919)	(11,558)	(10,650)
Interest expense	2,748	8,052	8,053	16,453
Income tax expense (benefit)	73	1,685	259	2,442
Depreciation and amortization	123,921	82,929	319,439	244,052
EBITDA	125,154	193,227	(417,420)	279,864

Adjustments:
Stock-based compensation expense, net of amounts capitalized	21,444	32,858	95,823	92,554
Acquisition-related costs	—	—	—	187
Change in fair value of derivatives	26,323	(10,792)	86,537	(9,939)
Change in fair value of contingent consideration	—	1	—	(17,641)
Loss (gain) on equity method investment - marketable securities	—	(28,903)	—	28,192
Loss (gain) on sale of equipment	(32)	(2,742)	(32)	(2,263)
Casualty-related charges (recoveries), net	—	(47)	3	(166)
Loss on contract settlement	—	—	—	158,137
Gain on acquisition post-close dispute settlement	—	—	—	(26,007)
Impairment of property and equipment	18,453	15,279	46,425	15,279
Other (income) expense	(9)	(1,344)	(1,218)	(1,681)
Amortization of license fee revenue	—	(340)	—	(388)
Adjusted EBITDA	$191,333	$197,197	$(189,882)	$516,128

The Company defines Cost to Mine as the cost to mine one bitcoin, excluding bitcoin miner depreciation, as calculated in the table below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cost of power for self-mining operations	$74,849	$82,370	$220,665	$206,369
Other direct cost of revenue for self-mining operations(1)(2), excluding bitcoin miner depreciation	14,091	13,395	44,301	42,389
Cost of revenue for self-mining operations, excluding bitcoin miner depreciation	88,940	95,765	264,966	248,758
Less: power curtailment credits(3)	(24,664)	(30,634)	(55,741)	(46,748)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding bitcoin miner depreciation	64,276	65,131	209,225	202,010
Bitcoin miner depreciation(4)(5)	64,728	60,106	205,436	177,420
Cost of revenue for self-mining operations, net of power curtailment credits, including bitcoin miner depreciation	$129,004	$125,237	$414,661	$379,430

Quantity of bitcoin mined	1,637	1,406	4,697	4,362
Production value of one bitcoin mined(6)	$70,855	$114,361	$72,732	$101,912

Cost to mine one bitcoin, excluding bitcoin miner depreciation	$39,265	$46,324	$44,544	$46,311
Cost to mine one bitcoin, excluding bitcoin miner depreciation, as a % of production value of one bitcoin mined	55.4%	40.5%	61.2%	45.4%

Cost to mine one bitcoin, including bitcoin miner depreciation	$78,805	$89,074	$88,282	$86,985
Cost to mine one bitcoin, including bitcoin miner depreciation, as a % of production value of one bitcoin mined	111.2%	77.9%	121.4%	85.4%

(1)	Other direct cost of revenue includes compensation, insurance, repairs, and ground lease rent and related property tax.

(2)	For the three months ended September 30, 2026 and 2025, we paid cash of $6.8 million and $60.2 million, respectively, and for the nine months ended September 30, 2026 and 2025, we paid cash of $55.5 million and $152.4 million, respectively, in total deposits and payments for the purchase of miners. Costs to finance the purchase of miners were zero in all periods presented as the miners were paid for with cash from the Company’s cash balance. The seller did not provide any financing, nor did the Company borrow from a third party to purchase the miners.

(3)	Power curtailment credits are credited against our power invoices as a result of temporarily pausing our operations and reselling power under our PPAs and participating in ERCOT’s and MISO’s Demand Response Service Programs. Our fixed-price power purchase contracts enable us to strategically curtail our mining operations and participate in these programs, which significantly lower our cost to mine bitcoin. These credits are recognized in Power curtailment credits on our Condensed Consolidated Statements of Operations, outside of cost of revenue, but significantly reduce our overall cost to mine bitcoin.

(4)	We capitalize the acquisition cost of our miners and include these costs in Property and equipment, net on our Condensed Consolidated Balance Sheets. The miners are depreciated over an estimated useful life of three years, during which time, they are expected to contribute to the generation of bitcoin revenue. We do not consider depreciation expense in determining whether it is economical to operate our miners because depreciation is a non-cash expense and is not a variable operating cost that can be avoided even if we curtail operations temporarily. Depreciation expense incurred is disclosed for each respective period in the table above.

(5)	The following table presents the future depreciation expense of all of our bitcoin miners:

Remainder of 2026	$67,749
2027	223,713
2028	103,123
2029	24,682
Total	$419,267

(6)	Computed as revenue recognized from bitcoin mined divided by the quantity of bitcoin mined during the same period.